UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

PIPER JAFFRAY COMPANIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11( a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

E-mail reminder to employee shareholders
April 11, 2008
Subject: ACTION REQUESTED: Submit votes “FOR” key business items
If you hold shares in the Piper Jaffray Companies Retirement Plan or shares of restricted stock and have not yet voted your shares, please submit your votes as soon as possible.
Employee shareholders with un-voted shares were sent an e-mail on April 10 from Piper Jaffray Companies. The subject line was PIPER JAFFRAY COMPANIES Annual Meeting. PLEASE DO NOT DELETE THIS E-MAIL PRIOR TO SUBMITTING YOUR VOTE. This email contains a unique control number which is required in order to vote your shares.
Key business items to be addressed at the May 7 annual meeting of shareholders are:
•	Election of three directors,

•	Ratification of the selection of Ernst & Young LLP as independent auditor, and

•	Approval of our Amended and Restated 2003 Annual and Long-Term Incentive Plan.
As communicated previously, the primary purpose for amending the Incentive Plan is to increase by one million the number of shares of Piper Jaffray common stock that may be issued under the plan. If you are a shareholder, your vote “FOR” the approval of the requested shares is very important to our firm’s future success.